                                                                     EXHIBIT 2.2



                                MERGER AGREEMENT


                                executed between


                           ADVERTISING ANTWERPEN B.V.
                     CANTABRO CATALANA DE INVERSIONES, S.A.
                    COMPANIA DE CARTERA E INVERSIONES, S.A.
                                   DEYA, S.A.
                             HAVAS ADVERTISING S.A.
                                INVERMARO, S.A.
                  INVERSIONES Y SERVICIOS PUBLICITARIOS, S.A.
                               CALLE ARCOS, S.L.


                                                                29 November 1998

                                MERGER AGREEMENT


BETWEEN:

On one hand,

DEYA, S.A., a Luxembourguese company, duly incorporated and existing under the laws of Luxembourg, ("Deya"), represented in this act by Mr. Fernando Rodes Vila.

ADVERTISING ANTWERPEN B.V., a Dutch company, duly incorporated and existing under the laws of The Netherlands, ("Advertising Antwerpen"), represented in this act by Mr. Fernando Rodes Vila.

COMPANIA DE CARTERA E INVERSIONES, S.A., a Spanish company, duly incorporated and existing under the laws of Spain ("Compania de Cartera e Inversiones"), represented in this act by Mr. Fernando Rodes Vila.

CANTABRO CATALANA DE INVERSIONES, S.A., a Spanish company, duly incorporated and existing under the laws of Spain, ("Cantabro Catalana") represented in this act by Mr. Fernando Rodes Vila.

INVERMARO, S.A., a Spanish company, duly incorporated and existing under the laws of Spain ("Invermaro"), represented in this act by Mr. Fernando Rodes Vila.

INVERSIONES Y SERVICIOS PUBLICITARIOS, S.A., a Spanish company, duly incorporated and existing under the laws of Spain ("ISP"), represented in this act by Mr. Fernando Rodes Vila.

(the "MP Shareholders").

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AND

On the other hand,

HAVAS ADVERTISING SA, a societe anonyme duly incorporated and existing under the laws of France whose registered office is at 84, rue de Villiers, 92683 Levallois-Perret, represented in this act by Mr. Alain de Pouzilhac, as chairman of the Board of Directors ("HA").

(Jointly, MP Shareholders and HA, referred as the "Parties").

WHEREAS

Media Planning, S.A. ("MP") and its directly or indirectly controlled entities (together the "MP Group") is principally engaged in the business of media planning and buying, including the activities of research, strategy definition, tactical planning, negotiation and buying (the "Media Business").

HA and its directly or indirectly controlled entities (together the "HA Group") is also engaged in the Media Business, both through specialized entities and through advertising agencies of the HA Group.

Reference to "MP Media Business" or "HA Media Business" will be understood to include all the Media Business of the respective group of companies. Reference to any transfer of Media Business shall be understood to include all necessary assets and related liabilities unless otherwise clearly indicated in the text.

The MP Shareholders and HA wish to combine their Media Business into one entity which would either directly or through subsidiaries undertake in the long term all the Media Business activities of HA Group and MP Group, and jointly develop the combined entity.

NOW THEREFORE THE PARTIES HAVE HEREBY AGREED AS FOLLOWS

Definitions:
------------

Terms are defined in the text of the contract where most appropriate. For ease of reference, all terms are indexed in Annex A.

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1.  The Transaction
-------------------

1.1.  General Framework

1.1.1.  Venture vehicle and participation
-----------------------------------------

The Parties or HA, as may be agreed by the Parties prior to the execution of the Implementation Agreements, will transfer, subject to the terms herein, all their Media Business to ISP or MP ("New MP"), a Spanish limited liability company (hereinafter the "Merger"). Method of transfer of the Media Business will be effected on a case by case basis as described below in clause 1.2. and 1.3. Assets and activities transferred to New MP will be valued as agreed in clause 1.4, though the Parties agree that the final share participation in New MP, if the contribution is made to ISP, will be:

HA.                                             45,000%
Deya                                            22,000%
Advertising Antwerpen                           16,775%
Compania de Cartera e Inversiones               11,000%
Cantabro Catalana de Inversiones                 2,750%
Invermaro                                        2,475%

If Media Planning, S.A. becomes New MP, the resulting participation will be:

HA.                                             45,000%
Deya                                            22,000%
Compania de Cartera e Inversiones               11,000%
Cantabro Catalana de Inversiones                 2,750%
ISP                                             15,950%
Calle Arcos                                      1,650%
Invermaro                                        1,650%

Any differences arising as a result of the valuation from the percentages agreed above (the "Agreed Percentages") will be settled on the Merger Date among the Parties as established in clause 1.6.

1.1.2.  Timetable
-----------------

The Merger will be effected on the basis of the following timetable:

1.  Execution of this Agreement ("Starting Date").

2. Before January 15th, 1999, a legal, tax (limited to a review of the auditors papers and conclusions, unless such review rises doubts about the tax treatment of a material issue)

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3.   and information technology due diligence of the contributed assets will be effected pursuant to clause 1.2.1.

4.   Exchange of 1998 Proforma Accounts on or before January 15th, 1999.

5.   Approvals as established in clause 12.

6. January 24th, 1999 : execution of the Implementation Agreements (the "Implementation Date").

7.   Public announcements as provided in clause 7.1.2 (January 25th, 1999).

8. During the first quarter of 1999, the Independent Auditor will review the 1998 Proforma Accounts presented by the Parties, presenting its report on/or prior to March 31st, 1999, from which review adjustments to the initial valuation may result.

9. As soon as all prior reorganization activities and the audit by the Independent Auditor referred above are effected, the Parties will agree on a date in which to effect the contributions to New MP (the "Merger Date"). The Merger Date shall be no later than June 30th, 1999. Effect of the Merger as between the Parties is agreed to be from January 1st, 1999.

10. The contribution of the U.S. and Mexico HA Business Media, will be effected during 1999 as established in clause 1.3.

1.1.3.  1998 Proforma accounts - Initial valuation
--------------------------------------------------

          The Parties shall prepare and deliver on or prior to January 15th, 1999, proforma estimated accounts for 1998 ("1998 Proforma Accounts") of HA Media Business and MP Media Business.

1.2.  The Merger

1.2.1.  Due Diligence
---------------------

Prior to January 15th, 1999, the Parties will perform a reciprocal due diligence on the MP Group and HA Group Media Business to be transferred by the other Parties. Execution of the Implementation Agreements is subject to a satisfactory conclusion and result of the due diligence for all Parties.

Exclusively for reference purpose, the Parties attach to this Agreement projected estimates for 1998 HA Media Business and MP Media Business, as Annex C and Annex D respectively.

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1.2.2.  Prior reorganization
------  --------------------
As preliminary acts and conditions, the Parties shall cause the following acts to occur prior to the dates established below:

a)  By HA:

Prior to Implementation Date:
----------------------------

(i) New England Co. will have developed analytical accounting for 1998 in order to obtain a proforma profit and loss account and the year average net cash position.

(ii) the following separation acts with Young and Rubicam, Inc. will have been effected:

          a) HA will have executed a separation agreement terminating its present joint venture with Young & Rubicam;

          b) HA will buy from Young & Rubicam all the shares of the French company Mediapolis Worldwide;

          c) HA will sell to Young & Rubicam all Media Business activities/shares in Hungary and the Czech Republic;

          d) in the UK, HA and Young & Rubicam will sign a client relationship contract under the present conditions;

          e) in Portugal, HA will buy all the shares of Mediapolis Portugal from Young & Rubicam;

          f) in Italy, HA and Young & Rubicam will execute a service contract, whereby Young & Rubicam will provide to HA all necessary services including software databases, offices, back office support, etc.;

          g) in Holland, HA and Young & Rubicam will execute a service contract, whereby Young & Rubicam will provide to HA all necessary services including software databases, offices, back office support, etc.;

(iii) HA shall provide together with the 1998 Proforma Accounts, all information regarding the following pharmaceutical and financial services companies which are not to be contributed : Euro RSCG Omnium & Associes, Euro RSCG Health Care (France), Euro RSCG Health Care (UK), Robert A. Becker, Lally McFarland & Pantello (USA), Lally McFarland & Pantello (Canada), Connect World, Lolita, necessary to ensure that their activities do not materially affect

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       New MP's activity. Such confirmation shall be provided by MP Shareholders at the Implementation Date at the latest.

Prior to the Merger Date:
------------------------

  (iv) transfer of all the shares of the French companies to be contributed, and listed below in 1.2.3(ii), to a single holding company (which could be one of them).

   (v) segregation of the Media Business developed by the HA Group in England (including, without limitation, Euro RSCG Wnek Gosper, and WCRS) to a new company ("New England Co.").

  (vi) All the Media Business in Italy resulting from the termination agreement of the joint venture with Young & Rubicam plus the Media Business services provided by HA Group in Italy shall be transferred to Media Pressing Srl.

 (vii) (prior to Implementation Date) Contracts concerning service relationships existing between HA Group companies existing prior to the Merger Date and necessary between HA Group and New MP after the Merger Date (legal, accountancy, computers, leases, etc.) will have been executed, ensuring the continuance of the services at the existing rates and standards provided they conform with market rates and standards.

(viii) HA shall make its best efforts in order to negotiate and execute agreements with SFM top management providing for termination of the current earn out arrangements and for reasonable incentives (to be borne by New MP) in line with normal market practices in the sector. Any payment to be made to terminate the present earn out arrangements shall be borne by HA. If no agreement is reached by the Merger Date at the latest, HA shall continue to bear the costs of any earn out payable to the relevant HA Media Business management.

HA will provide to the MP shareholders appropriate justification that all the steps described above have been taken and provide reasonable information thereon at the MP shareholders request. Additionally, all acts reflected in paragraphs
(ii) (d), (e) (f) and (g) regarding the separation agreement with Young & Rubicam, and those to be executed concerning Italy, UK and Holland, and those in paragraphs (v), (vii) and (viii) and the separation agreement in (a) if it affects the Media Business of Italy, UK, Holland and Portugal, will require review and approval by MP shareholders prior to their execution.

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b)  By MP Shareholders:

(i)   MP shall transfer out from MP Group the following:

      -  Rablin, S.A.
      -  Acciones Especiales, S.A.
      -  Eventos Deportivos, S.L.
      -  Interactive Network, S.L.
      -  Banner activity in Media Contacts, S.A. (Spanish Net)

(ii) MP shall transfer to a subsidiary of Banco Bilbao Vizcaya, S.A. (BBV) and to a subsidiary of Banco Santander, S.A. (BS), 10% each of all the shares owned by MP in a holding company to be incorporated to hold all present and future Latin American MP companies. This transfer may be effected by allowing direct share subscription or sale of existing shares in each company or in a holding company to be created. BBV and BS will be able to acquire up to 10% each of any MP subsidiary in Latin America that may be contributed in the future, subject to agreement with New MP.

(iii) Dissolution of Calle Arcos, S.A. and transfer of its present MP shareholding to ISP, if ISP becomes New MP.

c)  Nature of these conditions precedent:

The successful conclusion of all the above acts prior the Merger Date is essential. However, if the execution of any of them for causes not attributable to the corresponding party is to be unavoidably delayed past the Merger Date, the Parties shall review prior to the Merger Date, the situation in good faith to determine whether a rescheduling of the act may be acceptable, provided that if required by any party or parties, the other Parties or Party, the Party (or Parties) obliged to effect the act provides adequate guarantees that the act will be finalized within the new period of time agreed. Any Party will have the right to determine as its discretion whether a rescheduling of the act is to be acceptable or whether termination of this Agreement pursuant to clause 6.3 should occur. For the purposes of this paragraph "Party" shall be understood to mean HA and MP Shareholders.

1.2.3.  Media Business to be transferred on the Merger Date
-----------------------------------------------------------

(i) MP shareholders: all MP shareholders undertake to transfer by contribution in kind to New MP (if New MP is not MP) all their shares in MP, as a result of which New MP will have 100% of MP.

(ii) HA:  undertakes to transfer to New MP:

     France

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     .    a holding company that owns directly or indirectly all the shares of:

          -  AFFI Conseil.
          -  Concerto Media.
          -  HCA SNC.
          -  Mediapolis Worldwide.
          -  MCBB.
          -  Mediapolis.
          -  Societe d'Expertise Media SNC (SEM).
          -  the division identified as CCA.

     . All Media Business activity currently performed in HA Group agencies (migration).

     England

     .    All the shares of New England Co.

     United States

     . All the shares of SFM Media Corporation, such shares may remain under the control of the French holding company, if advisable from the tax point of view.

   Argentina

     . All direct Media Business clients of Iconos Communicaciones shall be transferred to Media Planning Argentina (migration).

   Netherlands

     .  All the shares of Mediamaatwerk.

   Italy

     .  All the shares of Media Pressing Srl.

   Portugal

        All the Media Business resulting from the termination agreement of the joint venture with Young & Rubicam plus the Media Business services provided by HA Group shall be sold to Media Planning Publicidade or any other Media Planning Portuguese subsidiary. The Media Business transferred will include personnel, clients' contracts (subject to clause 1.3.4 second (S) ), and other assets and legal relationships directly linked to the Media Business transferred. New MP Shareholders shall purchase directly or indirectly the Media Business by way of share purchase of Mediapolis Portugal subject to satisfactory review of Mediapolis Portugal by the MP Shareholders.

   Spain

        All the shares of Mediapolis Espana S.A. shall be sold for 1 peseta to New MP. Mediapolis Espana, S.A. shall be closed down as soon as possible. Any cost or expenses above 150,000,000 ptas. incurred as a consequence of the liquidation of Mediapolis Espana, S.A. will be paid, net of corporate taxes, by HA to New MP.

1.2.4.  Dividend policy

        The MP Shareholders and HA shall ensure that any dividend distributed by
        ------------------------------------------------------------------------
        any of the companies involved in the Merger in respect of the profits
        ---------------------------------------------------------------------
        related to the fiscal year ending on December 31st, 1998 shall be
        -----------------------------------------------------------------
        calculated in compliance with principles applied for 1997.
        ----------------------------------------------------------

1.3.  Post Merger Date agreements

1.3.1.  US and Mexico contributions
-----------------------------------

Additionally, HA will transfer to New MP the following Media Business:

     United States

     Prior to December 31st, 1999, all the Media Business of HA Group in the US (without limitation, Euro RSCG and all the other creative agencies and all the business subcontracted with other Media Business companies in the US), unless specifically requested otherwise by the relevant clients shall be transferred to one or more new US companies ("New US Cos."). All direct costs and expenses shall be attributable to the corresponding New Co. (using analytical accounting).

     If specifically requested otherwise by the clients as provided above, HA Group's agencies shall execute a contract with the relevant US New Co. subcontracting any Media Business services that the client may require and that will be subsequently invoiced by the agency to the HA Group agencies's client. The contract will provide for payment to the relevant US New Co. of commissions to be charged, as reflected in the table (which shall be annexed to the relevant Implementation Agreement) based on a percentage of total billing to the agency.

     This obligation will remain until the earlier of (i) a contract for all Media Business services is executed between the corresponding client and the relevant New Co or (ii) the relevant client ceases to require Media Business services from the HA Group.

     Additionally, HA Group agencies will execute a similar contract with SFM with regard to shared SFM/agency clients. Prior to or on December 31st, 1999, HA will cause the sale of all shares of all New US Co. to New MP.

     Valuation:  Valuation of the Media Business to be transferred shall be made
     ----------
     following the Adjusted Standard Criteria, where

     Income:  income due under the contracts with the agencies.

     Direct costs: costs as transferred to the New US Cos (which shall necessarily include all costs necessary for the business).

     Indirect costs: taking as bench mark the standard of SFM. Said indirect costs will include all the then existing indirect costs in the New US Cos.

     Contracts concerning service relationships between HA Group companies in the US existing prior to the transfer of the New US Cos. and necessary after such date (legal, accountancy, computers, leases, etc.) will have been executed, ensuring the continuance of the services at the existing rates and standards which must conform with market rates and standards.

     Transitory period:  Until each New US Co. has been effectively transferred
     ------------------
     to New MP, HA will:

       (i) implement analytical accounting of each non-transferred Media Business operations from 1.1.99.

      (ii) provide New MP with every two months written reports on the progress of the transfer and projected significant events in the transfer procedure.

     (iii) review and agree with New MP specific transfers to New US Cos., analysing the transfer procedure, its elements and circumstances and the services contracts mentioned above.

     Transfer of New US Cos.:  two months prior to the intended sale or transfer
     ------------------------
     of New US Cos. to New MP, New MP shall effect a due diligence in similar terms and conditions as those provided in clause 1.2.1.

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     On the date set for transfer, HA shall sell or cause to be sold all New US
     Cos. to New MP or any of its subsidiaries.


     b)  Mexico

     On or prior to June 30th, 1999, all the Media Business of HA Group in Mexico shall be transferred to Media Planning, S.A. de CV, and subject to any conflict of interest such transfer could create between Telmex and Avantel (MCI), which the Parties will attempt to resolve by negotiation. HA Group agencies shall execute a contract with Media Planning, S.A. de CV subcontracting any services that a specific client may require, who will then be invoiced from the agency.

     Valuation:  Valuation of the Media Business to be transferred shall be
     ----------
     effected on an Adjusted Standard Criteria where:

     Income:  income due under the contracts with the agency.

     Direct costs: costs as transferred to the Media Planning, S.A. de CV (which shall necessarily include all costs necessary for the business).

     Indirect costs: taking as bench mark the standard of Media Planning, S.A. de CV. Said indirect costs will include all the then existing indirect costs in the New US Cos.

     Contracts concerning service relationships between HA Group companies in Mexico existing prior to the transfer of the Media Business in Mexico and necessary after such date (legal, accountancy, computers, leases, etc.) will have been executed, ensuring the continuance of the services at the existing rates and standards which must conform with market rates and standards.

     Transitory period:  Until all the Media Business have been effectively
     ------------------
     transferred to Media Planning, S.A. de CV, HA will:

       (i) implement analytical accounting of each non-transferred Media Business operations from 1.1.99.

      (ii) provide New MP with every two months written reports on the progress of the transfer and projected significant events in the transfer procedure.

     (iii) review and agree with New MP specific transfer to Media Planning, S.A. de CV, analysing the transfer procedure, its elements and circumstances and the services contracts mentioned above.

     HA and New MP agree to provide their best efforts to achieve a satisfactory arrangement for New MP concerning the Telmex/Avantel (MCI) potential conflict.

1.3.2.  Expansion of new markets
--------------------------------

Whenever HA should wish to start or develop a Media Business in any country where New MP is not established HA will notify NMP accordingly with a one month prior notice the starting or the developing such Media Business.

In the event that New MP's board of directors decides to enter into a Media Business in any country, New MP will have the right to acquire HA's Media Business in such country if any should exist. New MP will have to announce the opening at least three months in advance of the intended date. During this period, both Parties will negotiate in good faith the best valuation of HA Media Business in the relevant country; if no agreement is reached, the value shall be established by an Independent Expert as provided in clause 7.3. HA undertakes to sell (or to cause any of its subsidiaries to sell), at New MP's decision, such Media Business to New MP. Any arrangement necessary or convenient to finance an acquisition under this clause 1.3.2 may be adopted by New MP's board of Directors by simple majority, notwithstanding the limitations established in Annex F.

1.3.3.  HA new media businesses
-------------------------------

Should HA acquire through purchase, contribution, merger or otherwise a company or a group of companies having a Media Business as an ancillary activity (i.e. an activity which generates a Media Business gross income not higher than 25% of the total gross income of the company or group of companies) (the "New Media Business") (if the New Media Business is not an "ancillary activity" (as defined above), the transaction will require the unanimous consent of the remaining New MP shareholders), the remaining shareholders of New MP will have the right to decide by simple majority, excluding HA votes, at any time within the 24 months following the purchase, contribution, merger or acquisition to either:

       (i) acquire by purchase or merge the Media Business (terms and conditions of the implementation of the chosen alternative shall be discussed among the relevant parties at the time of implementation); or

      (ii)  leave the new Media Business as an independent unit.

Both Parties will negotiate in good faith the best valuation of the New Media Business; if no agreement is reached, the value shall be established by an Independent Expert. The Parties shall discuss implementation of any actions at that time. Any arrangement necessary or convenient to finance an acquisition under this clause 1.3.3 may be adopted by New MP's board of Directors by simple majority, notwithstanding the limitations established in Annex F.

In the event that New MP does not choose to integrate the New Media Business (as provided in paragraph (i)), HA may, within thirty days as of New MP's written decision, (or failing any decision, at the end of this 24 months period), notify the MP shareholders that it wishes to call a Demerger (as defined in Annex F). If HA should not exercise this right, New MP and the New Media Business shall compete independently. HA will ensure that all the then HA Group companies (excluding the company acquired, merged or otherwise), including any successors or assignees of said companies as long as they belong to the HA Group, fully support in every way and channel all client activity to New MP. HA will ensure that the New Media Business does not compete with New MP for HA Group clients.


In addition:

- in the case provided above (HA acquiring through purchase, contribution, merger or otherwise a company or a group of companies having a Media Business as an ancillary activity) and if HA merges Campus with all or part of the non Media Business of the newly acquired company or companies, or

- should HA acquire through Campus by purchase, contribution, merger or otherwise a company or a group of companies having a Media Business as an ancillary activity, and the non-HA shareholders of New MP decide to leave that New Media Business as an independent unit (paragraph (ii)), then the following provisions shall apply: HA shall have the right to purchase all or part of the Media Business initially contributed by Campus at the Merger Date, at a price equal to 100% of the initial valuation of the Campus Media Business at the time of the Merger, provided however the Campus Media Business does not generate at the time of the purchase of the New Media Business a gross income greater than 10% of the then New MP gross income.

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1.3.4.  HA Group Clients (except for the USA and Mexico specifically provided in
--------------------------------------------------------------------------------
clause 1.3.1)
-------------

An "HA Group Client" is a Media Business client of any company belonging to the HA Group with whom New MP does not have a separate media contract for all media services rendered by HA Group. New MP and the relevant company of HA Group will subscribe a contract providing for the payment to New MP a percentage of the HA Group client's total billing determined in accordance with market standards. This obligation will remain until the earlier of (i) a contract for all Media Business services is executed between the corresponding client and New MP or
(ii) the relevant client ceases to require Media Business services from the HA Group.

Should any HA Group Client request to continue receiving media services from any HA Group company after the Merger Date (or in the case of U.S., Mexico and any new country in which New MP will start operations, after the date in which the Media Business is transferred to New MP) the HA Group company will remain providing upfront services to the client, subcontracting all the aforementioned media services with New MP.

For the purpose of determining which sub-contracting arrangements should be put in place, a list of all such country clients will be attached to the Implementation Agreements or delivered prior to the sale or transfer of the Media Business at the appropriate dates in respect to the U.S., Mexico and any new country operations.

New MP will render media services to HA Group Clients and hire the personnel currently rendering such services in so far as said personnel's labour agreements follow market standards and their cost is included in the valuation. A list of such personnel shall be provided prior to Implementation Date.

1.4.  Valuation Criteria

1.4.1.  General
---------------

The Media Business transferred will be valued following one of three criteria:

       (i) "Standard Criteria": As an ongoing business where the transfer includes a clients' list with a business structure to develop the activity. In this case, the valuation formula will be:

            Value = E x M (plus or minus) C

            where

            E = Group share of (EBITDA plus Cash Discounts for 1998).

            M = valuation multiple of [*].

            C = Average Net Cash position for 1998.

      (ii) "Adjusted Standard Criteria": Where transfer includes a client list with an incomplete business structure. In this case, the valuation formula will be:

            Value = Gi x Ec x M (plus or minus) C
                    -------
                      Gc

            where

            Gi = Gross margin contributed by the incomplete business in 1998.

            Gc = Gross margin of a complete on-going business in the same country for 1998.

            Ec = the E of a complete on-going business in the same country for
                 1998.

            C will be calculated as follows:

            - if possible, the accounting for 1998 will be redone using analytic accounting principles, in which case C will be determined using the same formula as in paragraph (i) above;

            -  if analytic accounting is not possible, then:

               C = Bi x Cc
                   -------
                      Bc

            where

            Bi = billings contributed by the incomplete business in 1998.

            Cc = C of a complete on-going business in the same country for 1998.

            Bc = billings of a complete on-going business in the same country for 1998.

     (iii) "Project Cost Criteria": Using an investment criteria which will be calculated on the basis of "Project Cost", being defined as the Group share of all disbursements made up to the Merger Date for the start-up and development of the investment.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

The valuation of the different Media Business to be transferred (including exceptions to the criteria) applicable are established in Annex G.

1.4.2.  Young & Rubicam Clients Migration
-----------------------------------------

Valuation of Young & Rubicam clients' Media Business transferred shall be adjusted by the amounts resulting from applying the following formula:

          Y&R % x Vc x R

Where:

R =

     a)  For UK clients:  R = 0, 75

     b)  For France clients:  R = 0, 50

Y&R % = the percentage of total country value represented by Y&R clients will be agreed by the Parties prior to the Implementation Date and failing agreement, by an independent expert jointly appointed before the Implementation Date.

   Vc = value of the country Media Business calculated by the criteria used pursuant to Annex G.

   If Young & Rubicam clients communicate at any time in writing to New MP or to HA that they will stop being a Media Business client before December 31st, 1999, HA shall compensate New MP the value of said clients. Said compensations will be made in the way described in clause 1.5.2.5.

1.5.  Adjustments

1.5.1.  Adjustment on the basis of Audited 1998 accounts
--------------------------------------------------------

1.5.1.1.  Calculation of theoretical adjustment ("ThA")

Before Implementation Date the parties shall quantify the respective value of the Media Business to be contributed by the MP Shareholders and by HA on the basis of the 1998 Proforma Accounts and the methods provided in clause 1.4 (the "Proforma Values").

On the basis of the Proforma Values, the parties shall calculate before the Implementation Date the amount of the theoretical adjustment ("ThA") necessary to maintain their respective Agreed Percentage to be calculated on the basis of the following formula:

VA = Proforma Value of HA contributions
VB = Proforma Value of MP Shareholders contribution

If (VA/(VA+VB)) (less than) 45%, then ThA = (VB/0,55)-VA-VB

If (VA/(VA+VB)) (greater than) 45%, then ThA = (VA/0,45)-VA-VB

If (VA/(VA+VB)) = 45%, no adjustment

1.5.1.2.  Calculation of actual Adjustment ("AcA")

The actual 1998 accounts of HA Media Business and MP Media Business (to be delivered by the parties as soon as practicable after January 15th, 1999, will be reviewed by Arthur Andersen (or failing agreement on Arthur Andersen, the Parties will appoint by common agreement, another auditor, if no agreement is reached, Arthur Andersen will designate the Independent Auditor - the "Independent Auditor"-) at the latest by March 31st, 1999, pursuant to accounting methods and principles and audit procedures agreed by the Parties prior to the execution of the Implementation Agreement (the resulting review : the "1998 Audited Accounts"). The Independent Auditor shall quantify the respective actual value of the Media Business contributed by the MP Shareholders and by HA on the basis of the 1998 Audited Accounts (the "Actual Values"), limiting the maximum increase from the Proforma Value to the Actual Value to US $ 20 million for HA and to US $ 24 million for MP Shareholders collectively.

On the basis of the Actual Values, the Independent Auditor shall calculate at the latest by March 31st, 1999, the amount of the actual adjustment ("AcA") necessary to maintain the respective Agreed Percentages to be calculated on the basis of the following formula:

VA' = Actual Value of HA contributions
VB' = Actual Value of MP Shareholders contribution

If (VA'/(VA'+VB')) (less than) 45%, then AcA = (VB'/0,55)-VA'-VB'

If (VA'/(VA'+VB')) (greater than) 45%, then AcA = (VA'/0, 45)-VA'-VB'

If (VA'/(VA'+VB')) = 45%, AcA = 0

1.5.1.3.  Way out

In the event that, for any party, the Actual Value is lower than the Proforma Value in an amount higher than US $40 million, then the other party (either MP Shareholders collectively or HA) may terminate this agreement and request the first party to pay an amount of 5 million US dollars (to be allocated among the MP Shareholders in accordance with their respective shareholding in New MP if due to the MP Shareholders) and this Agreement shall be considered terminated to all intents and purposes, with no further obligations or liabilities remaining between the Parties as a consequence of this Agreement or its termination.

In the event that the difference between AcA and ThA is greater than 20 million US $, the party (either MP Shareholders collectively or HA) which has to pay the amount of the settlement (S) may terminate this agreement and shall pay to the other party an amount of 5 million US dollars (to be allocated among the MP Shareholders in accordance with their respective shareholding in New MP if due to the MP Shareholders) and this Agreement shall be considered terminated to all intents and purposes, with no further obligations or liabilities remaining between the Parties as a consequence of this Agreement or its termination.

This penalty will not accrue if the negative adjustment as a result of the 1998 Audited Accounts is due to subsequent events that, at the time of the 1998 Proforma Accounts were not known by the Parties.


For the purpose of this clause "party" means either HA or the MP Shareholders.

Examples of calculations are attached for reference only as Annex J.

1.5.2.  Adjustment on Migration List Clients
--------------------------------------------

1.5.2.1.  General procedure

Attached as Annex H is the "Proforma Migration List" which shall contain, in a per country basis, the following data referred to 1998:

     (i) The list of HA Media Business clients, whose transfer to New MP shall be particularly monitored (the "Migration List Clients");

     (ii) the Client fee figure contributed by each Migration List Client (the "Client Fee"); and

     (iii) the value contributed by each Migration List Client (the "Migration List Client Value")

The Migration List Client Value will be calculated according the following formula:

Migration List Client Value = Client Fee x Country Value
                                           -------------
                                           Country Fees

where

Country Value = total Value attributed to the country Media Business, determined according to Clause 1.4.

Country Fees = total Client Fees received in one country.

Not later than March 31st, 1999 the Independent Auditor will review the Proforma Migration List to determine the actual fees and values contributed by the Migration List Clients during 1998 (the "Audited Migration List 98"), and not later than March 31st, 2000 the Independent Auditor will determine, on a per country basis, the actual fees and values contributed by each Migration List Client during 1999 (the "Audited Migration List 99").

1.5.2.2.  Adjustment on Lost Clients

Subject to Clause 1.5.2.4, HA shall compensate to New MP an amount equal to 50% the Migration List Client Value allocated in the Audited Migration List 98, to any Migration List Client which has communicated at any time in writing to New MP or to HA that it will stop being a Media Business client before December 31st, 1999 (the "Lost Client").

1.5.2.3.  Country Adjustments

Not later than March 31st, 2000 the Independent Auditor will determine:

(i) The "Country Migration List Value 98": The country aggregate of all its Migration List Client Values minus the compensation calculated in accordance to Clause 1.5.2.2, as per the Audited Migration List 98; and

(ii) The "Country Migration List Value 99": The total Migration List Client Values, as per the Audited Migration List 99, but excluding the full 99 value, if any, of the Lost Clients, if any.

If any Country Migration List Value 99 is equal to or greater than the corresponding Country Migration List Value 98, these shall be no additional adjustment with respect to such specific country.

Subject to Clause 1.5.2.4, if any Country Migration List Value 99 is lower than the corresponding Country Migration List Value 98, HA shall compensate to New MP an amount equal to said difference.

1.5.2.4.  Threshold

No compensation will have to be paid if the aggregate of the adjustments described in Clauses 1.5.2.2 and 1.5.2.3 for all countries is lower than 5% of the aggregate of the Country Migration List Value 98 for all countries.

However, if any Country Migration List Value 99 is lower than 50% of the corresponding Country Migration List Value 98, the compensation will be paid with respect to such Country and the global 5% threshold provided above shall continue to apply to the other countries.


1.5.2.5.  Compensations

Compensations under clause 1.5.2. will be paid within 15 days from the date in which the Independent Auditor determines the Audited Migration List 99 and will be instrumented as supplementary contributions in cash to New MP to compensate New MP for the lower value of the contributed assets, therefore, no additional shares will be issued.

1.5.2.6.  Mexico Adjustments

The same adjustments will be made, following the same procedures, with respect to the Migration List Clients of Mexico, but the Proforma Migration List and the Audited Migration List 98 shall be referred to the period starting one year prior to the date at which the HA Group's Media Business is contributed to New MP and ending at said date, and the Audited Migration List 99 shall be referred to the year immediately after said contribution date. The remaining definitions will be accordingly adjusted to such periods.

1.6. Settlement of adjustments

HA or the MP Shareholders, as the case may be, will settle the AcA, as calculated pursuant to clause 1.5.1 by, at the relevant Party's choice:

     (i) Pay to New MP (or any relevant subsidiary if applicable) in cash the amount required to maintain such percentage; or

     (ii)   accept a decrease of the percentage of its shareholding in New MP;
            or

     (iii) settle the difference by any other means the Parties may jointly agree, taking into account, without limitation, any tax or financial concerns.

HA or the MP Shareholders, as the case may be, will determine no later than April 16th, 1999 their decision as to how to proceed with their compensation. In any event, the compensation will be made on the Merger Date.

1.7. Acts on Merger Date

1.7.1.  Contribution of assets
------  ----------------------

On the Merger Date the Parties will sell or contribute to New MP or to a relevant subsidiary of New MP, by contribution in kind, the assets identified in
1.2.3 in exchange for shares.

1.7.2.  Corporate resolutions
------  ---------------------

The Parties shall approve by shareholders resolution:

(i)  the appointment of the 21 directors to the board.

(ii) the by-laws of New MP as agreed in the Shareholders Agreement.

The board of directors shall simultaneously approve a board resolution appointing the president of the board, the chief executive officer and the secretary of the board.

2.   Implementation Agreements
--   -------------------------

The Parties undertake to provide their best efforts to negotiate on or prior to January 24th, 1999, the following agreements:

2.1. Contribution Agreement

The Contribution Agreement shall describe in detail the Media Business to be contributed and will include mutually standard representations, warranties and indemnities regarding the Media Business transferred. The Parties will jointly determine in this agreement the assets and liabilities to be transferred. [Except for Spain], as a general guideline, the Parties agree that no Media Business with a negative net worth will be transferred.

The Contribution Agreement will incorporate all annexes and documents to be provided or agreed in connection with this Agreement as herein established, including acknowledgement by all Parties of the execution of all conditions precedent established in clause 1.2.2.

The 1998 Audited Accounts for each HA Media Business and MP Media Business shall be used as the basis for the representations and warranties to be made in the Contribution Agreement.

2.2. Shareholders Agreement

A shareholders agreement implementing the specific points which are already agreed and included in Annex F among all shareholders of New MP.

2.3. Put and Call and Contribution Agreement

A Put and call and Contribution Agreement executed between HA, the MP Shareholders and Havas S.A. on the basis of the points established in Annex I.

All three agreements referred as the "Implementation Agreements".

3.   Regulatory issues
--   -----------------

3.1. Approval of the European Commission

This Agreement and the Implementation Agreements are subject to the European Commission not opposing the Merger. The Parties agree to notify the proposed Merger to the European Commission under Rule 1310/97 on European concentrations as soon as possible after execution of the Implementation Agreements, in compliance with applicable regulations.

3.2. Regulatory and Labour Law Issues

The Parties agree to comply and cause the relevant entities of their respective groups to comply with all legal and regulatory requirements arising from or in connection with the Merger, including, in particular, all requirements under all applicable labor laws (such as information and/or consultation of workers' committees).

3.3. No Other Authorization or Consents

Each of the MP Shareholders and HA confirms that no authorization or consent from any government regulatory or administration authority is required under the laws of France or Spain (as applicable) in order to effect the Merger with the exception of foreign investment regulations in Spain, which require prior verification by the authorities.

4.   Non-competition Undertaking
--   ---------------------------

Without prejudice to clause 1.3.2 and 1.3.3, from the Merger Date and as long as it shall remain a direct or indirect shareholder in New MP, HA, Advertising Antwerpen, Invermaro, ISP, and Calle Arcos, neither directly nor indirectly (including through any company controlled as defined in article 42 of the Spanish Code of Commerce) undertake not to conduct or purchase any Media Business, directly or indirectly, in Spain, Portugal, France, Italy, the Netherlands, U.K., Argentina and Colombia. The same rule will apply with respect to Mexico from June 30, 1999 and to the U.S. from December 31, 1999.
The same non competition obligations will apply to any other country where New MP should establish itself after the Merger Date.

The restriction to the acquisition of participations in companies conducting Media Business shall not apply to portfolio investment held by either Group which, in the aggregate is not greater than 5% of the relevant company's share capital.

As an exception the companies mentioned in clause 1.2.2 a) iii) above will not be considered for these purposes as competing in Media Business, provided they remain exclusively dedicated to the pharmaceutical and financial services as provided today. New MP and MP Shareholders shall be authorized to engage in these activities freely.

The parties agree that the undertakings in this clause 4 are essential to the Merger. In consequence parties agree that failure to perform any non-competition obligation should be considered in view of the world wide cooperation that this agreement intends to create.

5.   Synergy Committee
--   -----------------

Synergy Committee:  the parties shall establish a "Synergy Committee" formed by
-----------------
eight members, of which half of them will be appointed by HA. The Synergy Committee will meet at least every 3 months , and at the request of any member.

Its main functions will be:

-  review the existing and potential synergies deriving from the Merger;

-  review further synergies between New MP and HA Group;

-  review the new pitches and activities;

- analyze and resolve any discrepancies or controversies arising from activities concerning new pitches.

6. Indemnities
-- -----------

The parties acknowledge that they are entering into a complex transaction that will require time and restructuring acts that will affect the organization of both HA Group and MP Group, prior to actual effectiveness of the Merger. Equally, the Parties have undertaken obligations that are critical to the transaction and that must be completed after the Merger. In order to promote accurate fulfillment of all obligations undertaken by the Parties, the following indemnities are hereby agreed:

6.1. Unilateral termination

In the event that either MP Shareholders or HA terminate this Agreement after Implementation Date and before Merger Date for any reason, the terminating party shall pay the other Party an amount of seven million US dollars and this Agreement shall be considered terminated to all intents and purposes, with no further obligations or liabilities remaining between the Parties as a consequence of this Agreement or its termination.


6.2. Failure to Merge

In the event that either MP Shareholders or HA (other than for causes not attributable to the defaulting party (e.g.: EU Commission clearance) provided such party has acted with the utmost diligence and provides, if possible, adequate guarantee that the act will be completed as soon as possible) should have failed to comply with its obligations under clause 1.2.2, or should not otherwise have complied with any obligations herein necessary to effect the Merger, the other Party may at its discretion terminate this Agreement by written notice to the defaulting party and the defaulting party shall pay an amount of seven million US dollars in which case this Agreement shall be considered terminated to all intents and purposes, with no further obligations or liabilities remaining between the Parties as a consequence of this Agreement or its termination.

7.   Miscellaneous
--   -------------

7.1. Confidentiality and Announcements

7.1.1.  Prior to Implementation Agreements
------  -----------------------------------

The Parties undertake to maintain the contents and existence of this Agreement in the utmost confidentiality and shall take all reasonable steps to ensure that this covenant is complied with.

7.1.2.  After Implementation Agreements
------  -------------------------------

On 25 January 1999 (immediately upon execution of the Implementation Agreements) the Parties shall disclose the existence of this Agreement, upon execution of the Implementation Agreements through joint press releases to be agreed by the Parties.

The Parties agree that no further public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by an applicable law, rule or regulation, in which case the party required to make the release or announcement shall, where applicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance, provided, however, that the Parties may make internal announcements to their respective employees, subject to prior consultation regarding the content of such announcement with the other party.

7.2. Notices

Any notice, request, demand or other communication given with reference to this Agreement shall be delivered by hand or by telefax, (provided that confirmation of receipt is made by the recipient).

If to or by the MP Shareholders:

All notifications shall necessarily be made to or by Mr. Fernando Rodes (at the address or fax n provided herein) or any person appointed by MP Shareholders and such notifications shall bind all MP Shareholders.

With a copy to:

     Cuatrecasas
     Attn.:  Antonio Sanchez Pedreno
     Velazquez 63, 28001
     Madrid
     Telecopy:  34 91 524 71 64

If to HA:

     to the attention of the
     Mr. Alain de Pouzilhac and
     Mr. Jacques Herail
     at the address or fax n provided herein

With a copy to:

     Breden, Prat & Associes
     130, rue du Faubourg Saint-Honore
     75008 Paris, France
     Attn.:  Dominique Bompoint and Jean Reynaud
     Telecopy:  33.1.45.63.14.07

Any Party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to whom such notices, communications or payments are hereafter to be sent.

7.3. Independent Expert appointment

Whenever the Parties should require an independent expert valuation for the purposes of this agreement, the Parties will attempt to appoint one expert. If an agreement is not reached, New MP shall request the President or senior executive of Arthur Andersen UK to appoint one expert who shall be independent from the parties and shall not be part of the Arthur Andersen Group (the "Independent Expert"). The Independent Expert will undertake to provide the valuation as soon possible and in any event no longer than 60 days from the date of acceptance by the expert. The cost of the Independent Expert shall be paid by New MP.

8.   Governing Law
--   -------------

This Agreement shall be governed by and construed in accordance with the laws of Spain.

9.   Assignability
--   -------------

Except as provided expressly herein or in any of the Implementation Agreements as they may be finally agreed by the Parties, this Agreement will bind any successors of the Parties, but no rights or obligations may be assigned to any third Party.

10.  Jurisdiction
---  ------------

Except as otherwise expressly stated herein any controversy or claim arising out of or relating to this Agreement (including without limitation a breach hereof or the rights or liabilities of the Parties hereunder as well as all matter related to the signature, interpretation, validity and termination of this Agreement) shall be exclusively referred to and finally settled by arbitration under the Rules of the London Court of International Arbitration (the "Court"). The arbitral tribunal shall be composed of three members.

The Parties to any controversy or claim will jointly appoint three arbitrators and, if within 30 days from the request of one party (whether as plaintiff or defendant), the Parties fail to do so, then the Court will appoint such three arbitrators, one of whom shall be neither a Spanish nor a French national or resident.

The arbitration shall be held in London. The written submissions and the proceedings shall be made or conducted in the English language.

The arbitration award shall be based on law and not on equity (equidad "amiable composition") not be subject to appeal.

Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

10.  Term of this Agreement
---  ----------------------

This Agreement has a duration of ten years as of the Implementation Date.

Breach by any Party of any Implementation Agreement will be considered a breach of this Agreement to all effects. Termination of any of the Implementation Agreements will be cause of termination of this Agreement.

12.  Approvals
---  ---------

The terms and conditions of this Agreement, with the exception of clause 1.1.3 and 7.1 are not binding on the Parties until approved by the Board of directors of HA and by the Board of directors (or person with sufficient legal power in the opinion of legal councel of HA) of each of the MP Shareholders.

If all approvals in this clause are not obtained on or prior to January 24th, 1999, this Agreement shall be considered revoked without having any validity or effect, with the exception of clause 7.1 and 1.1.3 which will remain fully binding.



Executed in Paris, on November, 29th 1998


       /s/ Fernando Rodes Vila       /s/ Alain de Pouzilhac
       -----------------------       ----------------------
       Fernando Rodes Vila           Alain de Pouzilhac

                                    ANNEX A
                                  DEFINITIONS

To be attached

                                    ANNEX C
                   PROJECTED ESTIMATES FOR 1998 HA BUSINESS.

P & L                              KFRF
-----                              ----
-------------------------------    -------    ---------   ----------  -------  ---------- ------    ------    ------
                                                 FR-                               FR-
            1998                   FR-AFFI    CONCERTA-   FR - HAC +           MEDIAPOLIS                     TOTAL
                                   CONSEIL      MEDIA     WORLDWIDE   FR-MCBB    FRANCE   FR-SEM    FR-CCA    FRANCE
-------------------------------    -------    ---------   ----------  -------  ---------- ------    ------    ------
BILLINGS                              [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

CLIENT FEES                           [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
MEDIA INCOME                          [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
OTHER INCOME                          [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
------------------
TOTAL GROSS INCOME                    [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
------------------                    [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

COMPENSATION                          [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
                                      [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

Rent & occupancy                      [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Fees and subscriptions                [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Leasings                              [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Depreciation                          [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Management fees                       [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Travel - entertainment                [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Public relations                      [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
New Business expenses                 [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Telephone, mail                       [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Tax (other than income tax)           [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Computers                             [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Insurance                             [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Stationery and supply                 [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Research                              [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
Miscellaneous                         [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

TOTAL OTHER EXPENSES                  [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

OPERATING EXPENSES RECHARGED          [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
TO SUBSIDIARIES
-------------------------
TOTAL OPERATING EXPENSES              [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
-------------------------             [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

EBIT                                  [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
                                      [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

NON OPERATING (exp)                   [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

FINANCIAL Income (exp)                [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

PBT                                   [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
                                      [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
TAX                                   [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

NET PROFIT                            [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

MINORITY INTERESTS                    [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

PAT GROUP SHARE                       [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

EBIT                                  [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
DEPRECIATION                          [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]
CASH DISCOUNTS                                                                                                  [*]

NEW EBIT DA                           [*]        [*]         [*]       [*]         [*]      [*]       [*]       [*]

CASH                                                                                                            [*]




P & L                           KFRF
-----                           ----
----------------------------    -------------   -------------   ----------  ----------  ----------  --------   -----
                                     ITL -                        POR -       SP -         UK -
            1998                  MEDIAPOLIS         NLG -      MEDIAPOLIS  MEDIAPOLIS  MEDIAPOLIS
                                MEDIAPRESSING   MEDIAMAATWERK    PORTUGAL     SPAIN         UK      US - SFM   TOTAL
----------------------------    -------------   -------------   ----------  ----------  ----------  --------   -----
BILLINGS                             [*]             [*]           [*]         [*]         [*]        [*]       [*]

CLIENT FEES                          [*]             [*]           [*]         [*]         [*]        [*]       [*]
MEDIA INCOME                         [*]             [*]           [*]         [*]         [*]        [*]       [*]
OTHER INCOME                         [*]             [*]           [*]         [*]         [*]        [*]       [*]
------------------
TOTAL GROSS INCOME                   [*]             [*]           [*]         [*]         [*]        [*]       [*]
------------------                   [*]             [*]           [*]         [*]         [*]        [*]       [*]

COMPENSATION                         [*]             [*]           [*]         [*]         [*]        [*]       [*]
                                     [*]             [*]           [*]         [*]         [*]        [*]       [*]

Rent & occupancy                     [*]             [*]           [*]         [*]         [*]        [*]       [*]
Fees and subscriptions               [*]             [*]           [*]         [*]         [*]        [*]       [*]
Leasings                             [*]             [*]           [*]         [*]         [*]        [*]       [*]
Depreciation                         [*]             [*]           [*]         [*]         [*]        [*]       [*]
Management fees                      [*]             [*]           [*]         [*]         [*]        [*]       [*]
Travel - entertainment               [*]             [*]           [*]         [*]         [*]        [*]       [*]
Public relations                     [*]             [*]           [*]         [*]         [*]        [*]       [*]
New Business expenses                [*]             [*]           [*]         [*]         [*]        [*]       [*]
Telephone, mail                      [*]             [*]           [*]         [*]         [*]        [*]       [*]
Tax (other than income tax)          [*]             [*]           [*]         [*]         [*]        [*]       [*]
Computers                            [*]             [*]           [*]         [*]         [*]        [*]       [*]
Insurance                            [*]             [*]           [*]         [*]         [*]        [*]       [*]
Stationery and supply                [*]             [*]           [*]         [*]         [*]        [*]       [*]
Research                             [*]             [*]           [*]         [*]         [*]        [*]       [*]
Miscellaneous                        [*]             [*]           [*]         [*]         [*]        [*]       [*]

TOTAL OTHER EXPENSES                 [*]             [*]           [*]         [*]         [*]        [*]       [*]

OPERATING EXPENSES RECHARGED         [*]             [*]           [*]         [*]         [*]        [*]       [*]
TO SUBSIDIARIES
------------------------
TOTAL OPERATING EXPENSES             [*]             [*]           [*]         [*]         [*]        [*]       [*]
------------------------             [*]             [*]           [*]         [*]         [*]        [*]       [*]
------------------------
EBIT                                 [*]             [*]           [*]         [*]         [*]        [*]       [*]
------------------------             [*]             [*]           [*]         [*]         [*]        [*]       [*]

NON OPERATING (exp)                  [*]             [*]           [*]         [*]         [*]        [*]       [*]

FINANCIAL Income (exp)               [*]             [*]           [*]         [*]         [*]        [*]       [*]

PBT                                  [*]             [*]           [*]         [*]         [*]        [*]       [*]
                                     [*]             [*]           [*]         [*]         [*]        [*]       [*]
TAX                                  [*]             [*]           [*]         [*]         [*]        [*]       [*]

NET PROFIT                           [*]             [*]           [*]         [*]         [*]        [*]       [*]

MINORITY INTERESTS                   [*]             [*]           [*]         [*]         [*]        [*]       [*]

PAT GROUP SHARE                      [*]             [*]           [*]         [*]         [*]        [*]       [*]

EBIT                                 [*]             [*]           [*]         [*]         [*]        [*]       [*]
DEPRECIATION                         [*]             [*]           [*]         [*]         [*]        [*]       [*]
CASH DISCOUNTS                                       [*]           [*]                                          [*]

NEW EBIT DA                          [*]             [*]           [*]         [*]         [*]        [*]       [*]

CASH                                 [*]             [*]                       [*]         [*]        [*]       [*]






P & L                              KFRF
-----                              ----

----------------------------       ---------   ------     -----
            1998                   ARGENTINA   FRANCE     TOTAL
----------------------------       ---------   ------     -----
BILLINGS                              [*]       [*]  14,200,679.0

CLIENT FEES                           [*]       [*]          [*]
MEDIA INCOME                          [*]       [*]          [*]
OTHER INCOME                          [*]       [*]          [*]
------------------
TOTAL GROSS INCOME                    [*]       [*]     405,520.9
------------------                    [*]       [*]           100%

COMPENSATION                          [*]       [*]     223,813.4
                                      [*]       [*]            55%

Rent & occupancy                      [*]       [*]      22,504.0
Fees and subscriptions                [*]       [*]      27,234.6
Leasings                              [*]       [*]       2,171.9
Depreciation                          [*]       [*]       7,162.4
Management fees                       [*]       [*]      10,149.4
Travel - entertainment                [*]       [*]       8,070.5
Public relations                      [*]       [*]       3,588.9
New Business expenses                 [*]       [*]       2,188.6
Telephone, mail                       [*]       [*]       5,594.4
Tax (other than income tax)           [*]       [*]       3,244.5
Computers                             [*]       [*]       7,902.6
Insurance                             [*]       [*]       1,677.8
Stationery and supply                 [*]       [*]       4,892.2
Research                              [*]       [*]      28,953.3
Miscellaneous                         [*]       [*]      12,274.1

TOTAL OTHER EXPENSES                  [*]       [*]     147,609.2

OPERATING EXPENSES RECHARGED          [*]       [*]
TO SUBSIDIARIES                                          33,738.0
------------------------
TOTAL OPERATING EXPENSES              [*]       [*]     337,684.6
------------------------              [*]       [*]            83%
----
EBIT                                  [*]       [*]      67,836.3
----                                  [*]       [*]            17%

NON OPERATING (exp)                   [*]       [*]      -4,565.6

FINANCIAL Income (exp)                [*]       [*]      21,113.5

PBT                                   [*]       [*]      84,384.2
                                      [*]       [*]            21%
TAX                                   [*]       [*]      34,922.4

NET PROFIT                            [*]       [*]      49,461.8

MINORITY INTERESTS                    [*]       [*]       1,013.7

PAT GROUP SHARE                       [*]       [*]      48,448.1

EBIT                                  [*]       [*]      67,836.3
DEPRECIATION                          [*]       [*]       7,162.4
CASH DISCOUNTS                                            4,312.0

NEW EBIT DA                           [*]       [*]      77,583.2

CASH                                  [*]       [*]     349,813.0


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    ANNEX D
                    PROJECTED ESTIMATES OR 1998 MP BUSINESS

P & L
(000 000)ESP
---------------------------------        -------                 -------               -------             -----------
              1998                        MPESP                   MPPOR                 MPMEX                MPCONSOL
---------------------------------        -------                 -------               -------             -----------
BILLINGS                                   [*]                     [*]                   [*]                 128.133,0

CLIENT FEES                                [*]      [*]            [*]       [*]         [*]       [*]             [*]         [*]
MEDIA INCOME                               [*]      [*]            [*]       [*]         [*]       [*]             [*]         [*]
OTHER INCOME                               [*]      [*]            [*]       [*]         [*]       [*]             [*]         [*]
------------------
TOTAL GROSS INCOME                         [*]      [*]            [*]       [*]         [*]       [*]         7.850,0       6,13%
------------------
                                           [*]                     [*]                   [*]                       100%

COMPENSATION                               [*]      [*]            [*]       [*]         [*]       [*]         3.341,0       2,61%
                                           [*]                     [*]                   [*]                        43%

Rent & occupancy                           [*]      [*]            [*]       [*]         [*]       [*]           291,0       0,23%
Fees and subscriptions                     [*]      [*]            [*]       [*]         [*]       [*]            56,0       0,04%
Leasings                                   [*]      [*]            [*]       [*]         [*]       [*]             0,0       0,00%
Depreciation                               [*]      [*]            [*]       [*]         [*]       [*]           368,0       0,29%
Management fees                            [*]      [*]            [*]       [*]         [*]       [*]             0,0       0,00%
Travel - entertainment                     [*]      [*]            [*]       [*]         [*]       [*]           172,0       0,13%
Public relations                           [*]      [*]            [*]       [*]         [*]       [*]            16,0       0,01%
New Business expenses                      [*]      [*]            [*]       [*]         [*]       [*]             0,0       0,00%
Telephone, mail                            [*]      [*]            [*]       [*]         [*]       [*]            99,0       0,08%
Tax (other than income tax)                [*]      [*]            [*]       [*]         [*]       [*]            47,0       0,04%
Computers                                  [*]      [*]            [*]       [*]         [*]       [*]            56,0       0,04%
Insurance                                  [*]      [*]            [*]       [*]         [*]       [*]            15,0       0,01%
Stationery and supply                      [*]      [*]            [*]       [*]         [*]       [*]            81,0       0,06%
Research                                   [*]      [*]            [*]       [*]         [*]       [*]           367,0       0,29%
Miscellaneous                              [*]      [*]            [*]       [*]         [*]       [*]           316,0       0,25%

TOTAL OTHER EXPENSES                       [*]      [*]            [*]       [*]         [*]       [*]         1.884,0       1,47%

OPERATING EXPENSES RECHARGED TO
SUBSIDIARIES                               [*]      [*]            [*]       [*]         [*]       [*]             0,0       0,00%
------------------------
TOTAL OPERATING EXPENSES                   [*]      [*]            [*]       [*]         [*]       [*]         5.225,0       4,08%
------------------------
                                           [*]                     [*]                   [*]                        67%
----
EBIT                                       [*]      [*]            [*]       [*]         [*]       [*]         2,625,0       2,05%
----
                                           [*]                     [*]                   [*]                        33%

NON OPERATING (Profit)                     [*]      [*]            [*]       [*]         [*]       [*]             0,0       0,00%

FINANCIAL Income (exp)                     [*]      [*]            [*]       [*]         [*]       [*]           373,0       0,29%

PBT                                        [*]      [*]            [*]       [*]         [*]       [*]         2.998,0       2,34%
                                           [*]                     [*]                   [*]                        38%

TAX                                        [*]      [*]            [*]       [*]         [*]       [*]           981,5       0,77%

NET PROFIT                                 [*]      [*]            [*]       [*]         [*]       [*]         2.016,5       1,57%

MINORITY INTERESTS                         [*]      [*]            [*]       [*]         [*]       [*]           139,9       0,11%

PAT GROUP SHARE                            [*]      [*]            [*]       [*]         [*]       [*]          1876,6       1,46%

EBIT                                       [*]                     [*]                   [*]                     2.625
DEPRECIATION                               [*]                     [*]                   [*]                       368
CASH DISCOUNTS                             [*]                     [*]                   [*]                       498

NEW EBITDA                                 [*]                     [*]                   [*]                     3.491
MINORITY INTEREST                          [*]                     [*]                   [*]                       217

NEW EBITDA GROUP SHARE                     [*]                     [*]                   [*]                     3.274

AVERAGE CASH POSITION                      [*]                     [*]                   [*]                    (5.565)
MINORITY INTEREST                          [*]                     [*]                   [*]                        22

AVERAGE CASH POSITION GROUP SHARE          [*]                     [*]                   [*]                    (5.587)


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    ANNEX F

                                  TERM SHEET

                            SHAREHOLDERS AGREEMENT

(reference to clauses are reference to the main body of this Merger Agreement)

Parties: Initial shareholders; new shareholders will become parties to the agreement as well as any successors of the shareholders.

New MP:             New MP shall be Inversiones y Servicios Publicitarios, S.A.
                    or Media Planning S.A.; its name will be Media Planning International or any other chosen by majority vote by New MP general shareholders meeting. Its purpose shall be limited to carrying out media activities and holding participations in companies having the same activity;

Board of Directors: 21 members; each Director shall have a deputy Director; the
                    Parties undertake to vote in favor of the appointment of the Deputy in the event the Director resigns or is no longer able to hold its position on the Board; upon appointment of a Deputy as Director, such appointed Director shall designate a Deputy to be appointed in the same way should the circumstances described above in respect of a Director occur; the agreement shall contain appropriate provisions so that the initially appointed Directors are appointed for a 5 year term and are reelected for at least two more;

                    The Shareholders Agreement will include as an Annex the list of 21 board members, and their substitutes, which shall be chosen by the first appointees. If prior to the Merger Date any listed member should not be willing or be enable to be appointed director, he/she shall appoint its substitute; if any vacancies cannot be filled in this manner, the general shareholders meeting shall appoint any vacancies;

                    If any single shareholder holds more than 50% of the sharecapital of the company, such shareholder shall have the right through the shareholder meeting to dismiss the existing board and reappoint a new board.

Powers of the CEO:  the CEO will have all powers to manager New MP and represent and bind New MP vis-a-vis third parties except for those matters (listed below) which will require a super majority;

Decisions of the
 Board: Decisions of the Board (including appointment of the CEO and its remuneration, and the approval of the annual budgets for operations and investments) shall be made by simple majority except for those listed below;

Super majority:     The following actions may not be taken without the prior
                    approval of the Board by a 2/3 majority of those members present or represented:

                    -  acquisitions of shares in an amount greater than US$
                       1.000.000 per transaction;

                    - direct or indirect sale of business generating a gross income greater than US$ 1.000.000;

                    - incorporation or liquidation of company and entering into joint venture or partnership agreements;

                    - entering into bank loans and debt restructuring agreements in an amount greater than double the net worth of the relevant company with the exception of any financing arrangement or loans necessary to implement the purchase of the US and Mexico contribution under clause
                       1.3.1 and any that might arise in the future pursuant to clause 1.3.2 and 1.3.3;

                    - granting pledges, guaranties or similar undertakings to third parties;

                    - any investment not provided for in the annual budgets for operations and investments for amounts greater than US$ 1.000.000;

                    - any transaction with the shareholders, managers or related parties except in the ordinary course of business;

                    - any proposal to the shareholders to amend the by-laws of New MP;

                    Appropriate provisions shall be discussed in order to implement these restrictions not only at New MP level but also at the level of the New MP subsidiaries;

                    Appropriate provisions shall also be discussed in order to allow an emergency procedure for approval of matters falling into one of the above categories if the circumstances so require (consultation of a limited number of specifically selected members of the Board);

                    Modifications of the by-laws by the shareholders meeting shall be made at a 2/3 majority vote while the Implementation Agreements are in force.

Deadlock:           1.  Deadlock Triggering Events
                    ------------------------------

                    New MP will be considered to have arrived to a deadlock in any of the following cases (the "Deadlock Triggering Events"):

                    a) a material disagreement appears between the Parties regarding any issue concerning the conduct of affairs or strategy of New MP which could reasonably result in substantial damage to the interests of any Party. A material disagreement may be called by any shareholder or shareholders representing more than 25% of the share capital. If the majority of the other shareholders do not acknowledge the material disagreement, the matter shall be negotiated in good faith between the Parties and if necessary subject to an alternative dispute resolution procedure. This procedure shall be non-binding though the mediator(s) shall issue an opinion as to whether the event is material or not. The mediation procedure and notification of any material disagreement shall be agreed and included in the Shareholders Agreement.

                    b) if for any reason not attributable to HA, HA could not any longer consolidate with New MP after the Merge Date.

                    c)  As provided in 1.3.3 of the Merger Agreement.

                    2.  Demerger
                    ------------

                    Subject to point 3 below, the occurrence of a Deadlock Triggering Event will allow any New MP's shareholder or group of shareholders representing at least 25% of New MP's share capital to cause, by written notice served to all the remaining New MP's Shareholders (the "Deadlock Notice") the "Demerger" of New MP. Such Demerger will be implemented in accordance with the following guidelines.

                    - New MP businesses will be divided into two different legal structures following a geographical criteria.

                    - MP Shareholders will obtain the ownership of the structure owning the operations in Southern Europe (Spain, Italy and Portugal) and in Latin America and retain the ownership and exclusive use of all commercial names, trademarks and other intellectual property rights held by Media Planning prior to the Merger.

                    - HA will be the owner of the structure owning the operations in France, U.K., U.S.A., and the Netherlands and retain the ownership and exclusive use of all commercial names, trademarks and other intellectual property rights held by HA prior to the Merger.

                    - If the Media Business of a country(ies) not included in the previous guidelines cannot be distributed between the Parties by common agreement, an independent investment banker will be appointed to group all non-allocated operations in two packages of equivalent market value, taking into account the relationship between said country(ies) and the geographical areas allocated to each group. The party not triggering the Demerger shall choose first.

                    - The two independent business units will be valued by the independent investment banker and if necessary, cash adjustments will be made.

                    - The parties requiring the Demerger will bear the investment banker expenses.

                    3. Exercise of Put and Contribution Agreement
                    ----------------------------------------------

                    If the Put and Contribution Agreement is exercised by MP Shareholders the Demerger will not be implemented.



Preemption Rights:  Transfer of New MP shares or shares of any company having directly or indirectly as its essential asset shares of New MP to non-shareholders shall be subject to preemption rights by the other shareholders at the price offered by the third party.

                    HA has the right to prevent the sale of the control of NMP to a competitor of HA ; therefore the Shareholders agreement shall contain provisions to the following effect:

                    If the non-HA shareholders receive from a third party a bona fide offer ("Offer"), the Non-HA shareholders shall notify HA accordingly (with price and identity of the third party offeror). HA shall then notify the non-HA shareholders that the third party offeror is a competitor of HA (to be more specifically defined in the shareholders agreement); in such case HA will have the right (in addition, as the case may be to a standard preemption right at the price offered by the third party) to purchase 6% of the shares of NMP at the price offered by the third party 1/ and the non-HA
                                                     -
                    shareholders will have the right to either at their option
                    (i) sell the remaining shares they own in NMP to the third party offeror or (ii) either sell these shares to HA or contribute them to HA (subject to shareholders approval) (and being remunerated in HA shares) in

-----------------------
1/  Subject to giving such third party a preemption right up to 6% in the event
-
HA intended to sell 6% or more of the shares of NMP to a third party.

                    both cases in accordance with the valuations principles defined in Annex I.

                    Sales among shareholders are free of restrictions. If as a result of an intended purchase any non-HA shareholder would exceed 44.9% of New MP share capital, said shareholder must assign the right to purchase free of any limitation to a third party non-shareholder provided said shareholder is not a competitor of HA and becomes subrogated in all the contractual rights and obligations of the seller with the Parties in relation to the joint venture agreement.


Term: The Shareholders Agreement shall have a duration of ten years as of the Implementation Date.


Termination of the
 Shareholders
 Agreement:         Termination causes (to be discussed as the case may be);

                    Termination if either the MP Shareholders' globally or HA's shareholding in New MP falls below 33%.

                    Cross default clause with Merger Agreement and other Implementation Agreements to be discussed.

                                      ****

                                    ANNEX G
                               VALUATION CRITERIA


         COUNTRY                 CONTRIBUTION              VALUATION METHOD                SPECIFIC CRITERIA
--------------------------------------------------------------------------------------------------------------------
MP
--------------------------------------------------------------------------------------------------------------------
SPAIN                             100% shares                  Standard
--------------------------------------------------------------------------------------------------------------------
MEXICO                            56% shares                   Standard               20% issued to BBV/BS
--------------------------------------------------------------------------------------------------------------------
PORTUGAL                          80% shares                   Standard
--------------------------------------------------------------------------------------------------------------------
COLOMBIA                          80% shares                 Project Cost             20% issued to BBV/BS
--------------------------------------------------------------------------------------------------------------------
ARGENTINA                         80% shares                 Project Cost             20% issued to BBV/BS
--------------------------------------------------------------------------------------------------------------------
HA
--------------------------------------------------------------------------------------------------------------------
FRANCE                     100% shares Holding Co.            Standard                Y&R Adjustment
--------------------------------------------------------------------------------------------------------------------
                              Migration list              Adjusted Standard           On-going business bench mark:
                                                                                      HA Holding Co.
--------------------------------------------------------------------------------------------------------------------
UK                            100% New UK Co.                 Standard                Y&R Adjustment
--------------------------------------------------------------------------------------------------------------------
US                            100% Shares SFM                 Standard
--------------------------------------------------------------------------------------------------------------------
                              Migration list             Adjusted Standard            On-going business bench mark:
                                                                                      Panel of US Media Business
                                                                                      (clause 1.3.1)
--------------------------------------------------------------------------------------------------------------------
ARGENTINA                      Client list               Adjusted standard            According to agreed formula
--------------------------------------------------------------------------------------------------------------------
HOLLAND                  100% Shares Mediamaatwerk           Standard                 Subject to Y&R guaranteed
                                                                                      contract
--------------------------------------------------------------------------------------------------------------------
ITALY                            Shares                    Project Cost
--------------------------------------------------------------------------------------------------------------------
ITALY                        Migration List               To be discussed
--------------------------------------------------------------------------------------------------------------------
PORTUGAL                    Clients or shares                                         On-going business bench mark:
                                                                                      MP Portugal
--------------------------------------------------------------------------------------------------------------------
MEXICO                         Migration                 Adjusted Standard            On-going business bench mark:
                                                                                      MP Mexico (clause 1.3.1)
--------------------------------------------------------------------------------------------------------------------
SPAIN                    100% shares Mediapolis                                       0 value
                                 Spain
--------------------------------------------------------------------------------------------------------------------

"Avoir fiscal" (or tax cost for MP shareholders): A valuation compensation to be discussed will be granted according to where New MP is incorporated (France or Spain).

                                    ANNEX H
                            PROFORMA MIGRATION LIST

Watchlist France - 1998
IN 000's FF

-------------------------------------------------------------------------------------------------------------------------
                                            Client Fees                       %                           EBITDA
                                      ---------------------      ------------------------       -------------------------

Migration EURO BETC                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]


Migration Euro GBHR                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
-------------------------------------------------------------------------------------------------------------------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Watchlist France - 1998
IN 000's FF

-------------------------------------------------------------------------------------------------------------------------
             Clients                       Clients Fees                       %                           EBITDA
                                      ---------------------      ------------------------       -------------------------
Total France                                            [*]                           [*]                             [*]

Total Watchlist                                         [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
-------------------------------------------------------------------------------------------------------------------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Watchlist France - 1998
IN 000's GBP

                                            Client Fees                       %                           EBITDA
                                      ---------------------      ------------------------       -------------------------
Total UK                                                [*]                           [*]                             [*]

Total Watchlist                                         [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]

[*]                                                     [*]                           [*]                             [*]
-------------------------------------------------------------------------------------------------------------------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Watchlist Portugal - 1998
IN 000's PTE

                                            Client Fees                       %                           EBITDA
                                      ---------------------      ------------------------       -------------------------
Total Portugal                                          [*]                           [*]                             [*]

Total Watchlist                                         [*]                           [*]                             [*]

[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
-------------------------------------------------------------------------------------------------------------------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Watchlist Mediamaatwerk - 1998
IN 000's NLG

                                           Current Fees                       %                           EBITDA
                                      ---------------------      ------------------------       -------------------------
Total Mediamaatwerk                                     [*]                           [*]                             [*]

Total Watchlist                                         [*]                           [*]                             [*]

[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
-------------------------------------------------------------------------------------------------------------------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Watchlist US-SFM - 1998
IN 000's US$

                                            Client Fees                       %                           EBITDA
                                      ---------------------      ------------------------       -------------------------
Total SFM                                               [*]                           [*]                             [*]

Total Watchlist                                         [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
[*]                                                     [*]                           [*]                             [*]
-------------------------------------------------------------------------------------------------------------------------

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                    ANNEX I
             PUT / CALL AND CONTRIBUTION AGREEMENT:  BASIC ISSUES


A.  Parties :  Havas, S.A., Havas Advertising, S.A., MP Shareholders.

The rights of the MP Shareholders under the put, call and contribution agreements can only be exercised jointly and simultaneously by the MP Shareholders for all the New MP shares they hold at the time of exercise of such option.

B.  Put Option :

    (i) MP Shareholders may sell to Havas Advertising, S.A., who will be obliged to buy, all their shares in New MP (the "Put Option").

    (ii) This right may be exercised by MP Shareholders (i) during April to June 30th of the years 2000, 2001, 2002, 2003, 2004, 2005, 2006, 2007,
          2008 and 2009; (ii) within fifteen days of any notice of Demerger pursuant to the terms of the Merger Agreement and Implementation Agreements; and (iii) within six months from a Change in Control as defined in Section D, hereinafter, or sale of EURO RSCG [or other HA agencies excluding Campus as provided in clause 1.3.4].

    (iii) Valuation:

 . New MP shares will be valued at market price plus an additional twenty per cent (20%) of said value. The market value will be determined as follows:

  If New MP is quoted:  New MP shares will be valued at the average quoted price
  -------------------
  in the thirty days prior to the date of notification of the exercise of the option.

  If New MP is not quoted:  New MP shares shall be valued according to market
  -----------------------
  criteria by one independent expert. If agreement is not reached on the appointee, the expert shall be appointed by [to be agreed]. The cost of the expert shall be borne by New MP. The Put and Contribution Agreement shall contain the following clause regarding the principles to be applied by the independent expert : "The expert shall make the valuation taking into account comparable multiples of publicly traded companies."

  HA shares will be valued at the average quoted price in the thirty days prior to the date of notification of the exericse of the option.

C.  HA contribution undertaking.

    (i) The MP Shareholders shall notify Havas S.A. of their intent to exercise the Put Option with at least three days prior notice to the intended date of notification.

    (ii) Havas, S.A. shall have the right (only in the case the put is exercised pursuant to B(ii)(i) above) to request, prior to the intended date of notification of the Put

          Option, the MP Shareholders to contribute the New MP shares to Havas Advertising, S.A. by way of contribution in kind to an increase in Havas Advertising, S.A. share capital.

    (iii) The value of New MP shares shall be the same as calculated pursuant to point B above.

    (iv) If for whatever reason, the increase in share capital or the contribution as herein agreed and valued is not effected, within three months as of the exercise of the option, MP Shareholders shall have the right to exercise the Put Option in the terms granted in point B above to Havas, S.A. or Havas Advertising, S.A. for the value agreed.

D.  Change in control

A Change in Control will be deemed to occur when a competitor (term to be defined by the Implementation Agreements) of HA or New MP becomes the largest shareholder of HA (or of Havas in the case HA becomes the essential asset of Havas);

A deemed change in control allows MP Shareholders to trigger the Put Option, the Call Option provided in section E or a Demerger, at their joint option (six months to exercise).

However, this presumption can be overruled (therefore, the MP Shareholders will have no right to exercise the Put Option, the Call Option or the Demerger) if HA can prove that the competitor-shareholder does not exercise solely or jointly with other HA or Havas shareholders a material influence ("influencia notable," "influence determiante") on the management of HA.

If in the future the competitor starts to exercise a material influence on the management of HA, the MP Shareholders may trigger the Put Option, the Call Option or the Demerger (6 months from the date at which MP Shareholders become aware of said influence, except, in all cases, if HA proves that the competitor-shareholder does not exercise solely or jointly with other HA or Havas shareholders a material influence on the management of HA.

E.  Call Option

MP Shareholders may buy from Havas Advertising, S.A., which will be obliged to sell, all HA shares held by HA in New MP at the time of exercise of the option.

This right may be exercised by MP Shareholders within 6 months from (i) a Change in Control, or (ii) a sale by HA of EURO RSCG, or other HA agencies with the exception of small agencies the sale of which is convenient for the purpose of the conduct of the business taken as a whole.

New MP shares will be valued as in the Put Option.

F.  Indemnities

Standard representation, warranties and indemnities as to the shares covered by the call and put options.

F.  Term

June 30th, 2009.

                                    ANNEX J

                                   EXAMPLE 1
                           (Figures in million US $)

--------------------------------------------------------------------------------------------------------------
                           HA                       MP Shareholders               Adjustments
--------------------------------------------------------------------------------------------------------------
Proforma Values           232.0                        303.6                    ThA = 16.4; to be paid
                                                                                theoretically by HA
--------------------------------------------------------------------------------------------------------------
Audit Adjustments         (53.6)                        35.7
--------------------------------------------------------------------------------------------------------------
Adjustment retained       (53.6)                        24.0
--------------------------------------------------------------------------------------------------------------
Actual Values             178.4 (VA)                   327.6 (VB)               AcA = 89.64
--------------------------------------------------------------------------------------------------------------

If VA/(VA + VB) is less than 45%, then AcA = (VB/0.55) - VA - VB
If VA/(VA + VB) is greater than 45%, then AcA = (VA/0.45) - VA - VB

 . Because the negative adjustment resulting from the audit, minus US $ 53.6 million, is larger than US $ 40 million, then MP has the right to pull out and ask for the US $ 5 million penalty from HA.

 . Because AcA - ThA is greather than 20 million US $ (US $ 73.24), then HA is entitled to pull out provided it pays US $ 5 million to MP.





                                   EXAMPLE 2
                           (Figures in million US $)

--------------------------------------------------------------------------------------------------------------
                           HA                       MP Shareholders               Adjustments
--------------------------------------------------------------------------------------------------------------
Proforma Values           250.0                        294.6                    ThA = 10.95; to be paid
                                                                                theoretically by MP
--------------------------------------------------------------------------------------------------------------
Audit Adjustments          26.8                          8.9
--------------------------------------------------------------------------------------------------------------
Adjustment retained        20                            8.9
--------------------------------------------------------------------------------------------------------------
Actual Values             270.0 (VA)                   303.5 (VB)               AcA = 26.5
--------------------------------------------------------------------------------------------------------------

If VA/(VA + VB) is less than 45%, then AcA = (VB/0.55) - VA - VB
If VA/(VA + VB) is greather than 45%, then AcA = (VA/0.45) - VA - VB

Because AcA - ThA = 26.5 - 10.95 = 15.55 is less than 20 million US $, then MP is not entitled to pull out.